EXHIBIT 1


                             JOINT FILING AGREEMENT

     Agreement dated as of May 15, 2003, by and among Catalyst Investments L.P., Catalyst Fund L.P., Catalyst Fund II L.P. and Catalyst Fund III
L.P.(collectively, the "Parties").

     Pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, each of the Parties hereto represents to the other Parties that it is eligible to use
Schedule 13D to report its beneficial interest in the ordinary shares, par value of 1.00 NIS, of Better On-Line Solutions Ltd. beneficially owned and reported upon in the Schedule 13D of which this agreement is an exhibit ("Schedule 13D") by each of the above named Parties, and each of the above Parties will file the
Schedule 13D on behalf of itself.

     Each of the Parties agrees to be responsible for the timely filing of the
Schedule 13D and any and all amendments thereto and for the completeness and accuracy of the information concerning itself contained in the Schedule 13D, but not for the completeness and accuracy of the information concerning the other Parties, except to the extent it knows or has reason to believe that such information is inaccurate.


                                          CATALYST INVESTMENTS L.P.
                                          By its General Partner, Catalyst
                                               Venture Capital Ltd.

                                               /s/ Edouard Cukierman
                                               /s/ Boaz Harel
                                               -----------------------------
                                          By:  Edouard Cukierman and Boaz Harel


                                          CATALYST FUND L.P.
                                          By its General Partner, Catalyst
                                               Investments L.P.
                                          By its General Partner, Catalyst
                                               Venture Capital Ltd.

                                               /s/ Edouard Cukierman
                                               /s/ Boaz Harel
                                               -----------------------------
                                          By:  Edouard Cukierman and Boaz Harel


                                          CATALYST FUND II L.P.
                                          By its General Partner, Catalyst
                                               Investments L.P.
                                          By its General Partner, Catalyst
                                               Venture Capital Ltd.

                                               /s/ Edouard Cukierman
                                               /s/ Boaz Harel
                                               -----------------------------
                                          By:  Edouard Cukierman and Boaz Harel


                                          CATALYST FUND III L.P.
                                          By its General Partner, Catalyst
                                               Investments L.P.
                                          By its General Partner, Catalyst
                                               Venture Capital Ltd.

                                               /s/ Edouard Cukierman
                                               /s/ Boaz Harel
                                               -----------------------------
                                          By:  Edouard Cukierman and Boaz Harel